Exhibit 99.2

FLORIDA INSURANCE GUARANTY ASSOCIATION, INC.
A Florida Nonprofit Corporation

P.O. Box 14249 • Tallahassee, Florida 32317
Telephone:  850/386-9200 • Fax:  850/523-1887
www.figafacts.com
To: All Member Insurers

From: Sandra J. Robinson, Executive Director

Notice of 2012 Assessment

Pursuant to Florida Statute 631.57(3)(a) and based on the recommendation by the Florida Insurance Guaranty Association, Inc., the Office of Insurance Regulation has issued an Assessment Levy to all member insurers writing premium in the All Other lines of business in the state of Florida. These lines include:
LOB	LOB Description	LOB	LOB Description
01.0	FIRE	17.1	OTHER LIABILTY
02.1	ALLIED LINES	17.2	OTHER LIABILITY - OCCURRENCE
03.0	FARMOWNERS MULTIPLE PERIL	18.0	PRODUCTS LIABILITY
04.0	HOMEOWNERS MULTIPLE PERIL	18.1	PRODUCTS LIABILITY - OCCURRENCE
05.1	COMMERCIAL MULTIPLE PERIL (NON-LIABILTY PORTION)	18.2	PRODUCTS LIABILITY - CLAIMS-MADE
05.2	COMMERCIAL MULTIPLE PERIL (LIABILTY PORTION)	22.0	AIRCRAFT
09.0	INLAND MARINE	26.0	BURGLARY AND THEFT
11.0	MEDICAL MALPRACTICE	27.0	BOILER AND MACHINERY
12.0	EARTHQUAKE

Enclosed you will find an invoice stating your organizations 2011 Net Direct Written Premium (less Dividends paid to policyholders) as reported by the NAIC, Also included for your reference are the following:

• Assessment Levy • Assessment Certification

• Notice of Rights

The 0.9% assessment is payable on or before December 31, 2012, An Invoice has been included with this Notice.